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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
       [_] Preliminary Proxy Statement
       [_] Confidential, For Use of the Commission Only (as permitted by
             Rule 14a-6 (e) (2))
       [_] Definitive Proxy Statement
       [_] Definitive Additional Materials
       [X] Soliciting Material Under Rule 14a-12


                        BURNHAM PACIFIC PROPERTIES, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                              JAY L. SCHOTTENSTEIN
                           JUBILEE LIMITED PARTNERSHIP
                         JUBILEE LIMITED PARTNERSHIP III
                        SCHOTTENSTEIN STORES CORPORATION
                SCHOTTENSTEIN PROFESSIONAL ASSET MANAGEMENT CORP.
                                MICHAEL L. ASHNER
                                  SUSAN ASHNER
              WINTHROP FINANCIAL ASSOCIATES, A LIMITED PARTNERSHIP
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    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
            0-11.

1)       Title of each class of securities to which transaction applies:

         Not applicable.
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2)       Aggregate number of securities to which transaction applies:

         Not applicable.
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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.


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4)       Proposed maximum aggregate value of transaction:

         Not applicable.
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5)       Total fee paid:

         Not applicable.
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         [_] Fee paid previously with preliminary materials: Not applicable.

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      [_] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid: Not applicable.
2)   Form, Schedule or Registration Statement No.: Not applicable.
3)   Filing Party: Not applicable.
4)   Date Filed: Not applicable.


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                                                                 PRESS RELEASE


           SCHOTTENSTEIN AND ASHNER ANNOUNCE PROXY FIGHT PLATFORM FOR
                        BURNHAM PACIFIC PROPERTIES, INC.


COLUMBUS, OHIO
August 14, 2000

FOR IMMEDIATE RELEASE - Jay Schottenstein and Michael L. Ashner announced today that they have joined forces to nominate a slate of directors for election at the annual meeting of Burnham Pacific Properties, Inc. ("BPP") scheduled for October 18, 2000. Their platform will be to replace current management, pursue an orderly liquidation of BPP's assets, replace current property management arrangements with new arrangements that will substantially lower operating costs, review thoroughly the legitimacy of all "golden parachutes" and other severance arrangements with BPP's management and oppose any sale of BPP that does not yield at least $8.00 per share of BPP common stock.

Jay Schottenstein, whose affiliates own approximately 9.21% of BPP common stock, stated "Michael and I share intense dissatisfaction with the precipitous decline in BPP's share price over the last year and BPP's protracted review of strategic alternatives that has failed to achieve, or even articulate a strategy to achieve, value for shareholders." Mr. Ashner added, "Jay and I share the belief that maximum shareholder value can only be realized by wresting control over BPP's assets from an ineffective and cost-inefficient management and allowing shareholders to receive the inherent value of such assets in an orderly sale."


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Messrs. Schottenstein and Ashner indicated that they or their affiliates intend to notify BPP of its eight person slate of directors later this week.

Affiliates of Mr. Schottenstein own and manage over 16 million square feet of retail, office and industrial space. Affiliates of Mr. Ashner have controlling interests in entities that provide asset or property management services for over 40 million square feet of retail, office and industrial space.


                         CERTAIN ADDITIONAL INFORMATION

The participants in any solicitation that may be represented by the attached press release are Jay L. Schottenstein ("Schottenstein") and his affiliates, Schottenstein Stores Corporation, Jubiliee Limited Partnership, Jubilee Limited Partnership III, and Schottenstein Professional Asset Management Corp. (collectively with Schottenstein the "Schottenstein Group") and Michael L. Ashner ("Ashner") and his affiliates, Winthrop Financial Associates, a Limited Partnership, and Susan Ashner, his wife (collectively, with Ashner and the Schottenstein Group, the "Group"). In the aggregate, the Group beneficially owns 3,162,065 shares of common stock, or 9.78% of such outstanding shares of Burnham Pacific Properties, Inc. The Group intends to file a proxy statement with the Securities and Exchange Commission in connection with any solicitation that it may make with respect to Burnham. The Group advises all Burnham stockholders to read any such proxy statement when it is available because it will contain important information. Any such proxy statement will be available at no charge on the SEC's web site at http://www.sec.gov.


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